The Investment Company of America

June 30, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$454,892
Class B	$881
Class C	$6,720
Class F1	$19,129
Class F2	$16,308
Total	$497,930
Class 529-A	$16,441
Class 529-B	$117
Class 529-C	$1,770
Class 529-E	$504
Class 529-F1	$529
Class R-1	$347
Class R-2	$2,905
Class R-2E	$0
Class R-3	$5,620
Class R-4	$7,752
Class R-5	$7,352
Class R-6	$41,215
Total	$84,552

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2900
Class B	$0.1349
Class C	$0.1411
Class F1	$0.2758
Class F2	$0.3232
Class 529-A	$0.2710
Class 529-B	$0.1113
Class 529-C	$0.1282
Class 529-E	$0.2255
Class 529-F1	$0.3133
Class R-1	$0.1371
Class R-2	$0.1500
Class R-2E	$0.2228
Class R-3	$0.2218
Class R-4	$0.2794
Class R-5	$0.3341
Class R-6	$0.3423

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,570,896
Class B	5,966
Class C	47,587
Class F1	69,759
Class F2	51,730
Total	1,745,938
Class 529-A	61,081
Class 529-B	979
Class 529-C	13,851
Class 529-E	2,248
Class 529-F1	1,714
Class R-1	2,476
Class R-2	19,249
Class R-2E	1
Class R-3	25,118
Class R-4	27,587
Class R-5	20,946
Class R-6	125,180
Total	300,430

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$36.83
Class B	$36.74
Class C	$36.52
Class F1	$36.76
Class F2	$36.82
Class 529-A	$36.76
Class 529-B	$36.76
Class 529-C	$36.65
Class 529-E	$36.67
Class 529-F1	$36.74
Class R-1	$36.60
Class R-2	$36.64
Class R-2E	$36.82
Class R-3	$36.73
Class R-4	$36.76
Class R-5	$36.82
Class R-6	$36.83